First National Bank of the South Opens East Bay Street Branch in Downtown
Charleston

SPARTANBURG, S.C., April 23 /PRNewswire-FirstCall/ -- First National Bank of the South announced today that it has opened its second full-service branch in the Charleston market located at 140 East Bay Street in downtown Charleston.

Jerry L. Calvert, President and CEO, said, "We are very pleased to announce that our second branch in the dynamic Charleston market is now open. We are now able to provide a full line of banking services in downtown Charleston as we expand our presence in this vibrant market from the existing branch in Mount Pleasant."

Rudy Gill, Charleston Market President, said, "We are excited about the staff and the possibilities that this branch brings to Charleston's busy downtown. We look forward to serving the banking needs of downtown individuals and businesses, continuing First National's tradition of superior customer service."

First National Bancshares, Inc. (Nasdaq: FNSC) is a $508-million asset bank holding company based in Spartanburg, South Carolina. Its stock is traded on the NASDAQ Global Market under the symbol FNSC. It was incorporated in 1999 to conduct general banking business through its wholly-owned bank subsidiary, First National Bank of the South. First National recently reported earnings for the quarter ended March 31, 2007, of $852,000, or $0.19 per diluted share.

COMPANY HIGHLIGHTS

First National Bank of the South provides a wide range of financial services to consumer and commercial customers through three divisions. The banking division operates six full-service branches, three in Spartanburg County operating as First National Bank of Spartanburg, and three operating as First National Bank of the South in Charleston, Mount Pleasant and Greenville. First National operates loan production offices in Greenville, Columbia, Daniel Island and Rock Hill, South Carolina. First National has also received approval from the Office of the Comptroller of the Currency to open its seventh full-service branch to be located at 713 Wade Hampton Boulevard in Greer, South Carolina, with plans to open in the summer of 2007.

The small business lending division operates in the Greenville loan production office under the name First National Business Capital and provides small business lending services to customers in the Carolinas and Georgia. The wholesale mortgage lending division provides services to community banks and mortgage brokers across the Southeast from its office on North Main Street in Greenville. First National also offers trust and investment management services to its customers through an alliance with Colonial Trust Company which has offices in Spartanburg and Greenville. Additional information about First National is available online in the Investor Relations section of www.firstnational-online.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future growth and expectations and confidence in our loan quality, as well as any other statements that are not historical facts and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, construction delays and greater than expected non-interest expenses or excessive loan losses, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. For a more detailed description of factors that could cause or contribute to such differences, please see First National's filings with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. First National undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
SOURCE First National Bank of the South

-0-	04/23/2007

/CONTACT: Jerry L. Calvert of First National Bank of the South,
+1-864-594-5690, or cell, +1-864-590-8858/
/Web site: http://www.firstnational-online.com/